KongZhong Schedules Conference Call for
2007 Second Quarter Earnings

Beijing, July 31, 2007 - KongZhong Corporation (Nasdaq : KONG), a leading provider of wireless value added services and also operates one of the leading wireless internet portals in China, plans to release its 2007 second quarter financial results after the US financial markets close on August 20, 2007. The Company will host a conference call at 8:30 pm (EST) to discuss the results.
(Speakers)
Yunfan Zhou, Chairman & Chief Executive Officer
Nick Yang, President
Sam Sun, Chief Financial Officer

Hong Kong Time:	August 21, 2007, Tuesday, 8:30 am
Eastern Time:	August 20, 2007, Monday, 8:30 pm
Pacific Time:	August 20, 2007, Monday, 5:30 pm

CONFERENCE CALL ACCESS NUMBERS:
China Toll Free Number: 10-800-130-0399
Hong Kong Toll Number: +852-3002-1672
USA Toll Free Number: +1-888-679-8035
USA Toll Number: +1-617-213-4848
PASSCODE: 65574289
Pre registration URL: https://www.theconferencingservice.com/prereg/key.process?key=PR4CMA98W

REPLAY ACCESS NUMBERS (FOR 7 DAYS):
USA Toll Free Number:	1-888-286-8010
USA Toll Number:	1-617-801-6888
PASSCODE:	17917942

WEBCAST:
http://ir.kongzhong.com/overview.htm

For information, please contact:
Sam Sun of KongZhong Corporation
Tel:  +86 10 8857 6000
Fax: +86 10 8857 5891
Email: ir@kongzhong.com

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